                                                                    Exhibit 99.1

                            SILVER POINT FINANCE, LLC
                        TWO GREENWICH PLAZA, FIRST FLOOR
                               GREENWICH, CT 06830

                                 March 23, 2007

                                COMMITMENT LETTER
                  $175 MILLION SENIOR SECURED CREDIT FACILITIES

APN Holding Company

c/o Harbinger Capital Partners Master Fund I, Ltd.
c/o Harbinger Capital Partners Special Situations Fund, L.P.
555 Madison Avenue, 16th Floor
New York, New York 10022
Attention: Mr. David Maura

Ladies and Gentlemen:

     In accordance with our recent discussions with APN Holding Company ("COMPANY"), a company formed by Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (collectively, "SPONSOR") and the sole owner of Applica Incorporated ("APPLICA"), set forth on Attachment A hereto is an outline of the terms and conditions pursuant to which Silver Point Finance, LLC (acting individually or through one or more of its affiliates) ("SILVER POINT") is pleased to advise you of its commitment to provide financing in support of the proposed merger (the "MERGER") of the Company with a special purpose subsidiary ("SALTON SUB") of Salton, Inc. ("SALTON") (Salton and the Company and all of their respective subsidiaries, the "COMBINED ENTITY"). Silver Point understands that Company and Salton would like to arrange (a) financing in order to (i) refinance all of the Combined Entity's existing indebtedness (other than indebtedness in the aggregate amount of at least $100 million (comprised of principal, accrued interest and any premiums thereon) held by the Sponsor and its affiliates as of the date hereof, which shall be converted into or exchanged for preferred stock of Salton) and repurchase all existing preferred stock, (ii) finance working capital needs in North America with the North American ABL Facility (as hereinafter defined),
(iii) consummate the Merger and (iv) pay fees and expenses associated with such transactions, and (b) financing in order to (i) refinance all of the existing indebtedness of Salton Europe Ltd. (the "UK BORROWER") and its subsidiaries and
(ii) finance the UK Borrower's working capital needs in England (collectively clauses (a) and (b), together with the acquisition of Applica on January 23, 2007, the "TRANSACTION"). This letter establishes terms and conditions under which Silver Point commits to provide (a) to certain US entities that are affiliates of the Combined Entities mutually agreed upon by the Company and Silver Point a senior secured credit facility (the "U.S. FACILITY") and (b) to the UK Borrower a senior secured credit facility (the "UK FACILITY"; and together with the U.S. Facility, the "FACILITY") in an aggregate amount equal to $175 million (the

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APN Holding Company
March 23, 2007
Page 2


"FACILITY AMOUNT"), the allocation of the Facility Amount between the U.S. Facility and the UK Facility to be designated as provided in Attachment A.

     Silver Point's commitment to provide the U.S. Facility and the UK Facility shall be subject in all respects to satisfaction of the terms and conditions contained in this commitment letter, in Attachment A and in the interest and fee letter dated the date hereof between the parties hereto (the "INTEREST AND FEE LETTER") and the receipt by Silver Point of a satisfactory letter agreement (the "SPONSOR LETTER") from Sponsor. You and we each agree to negotiate in good faith to finalize loan documentation required for the U.S. Facility and the UK Facility following the execution and delivery of this commitment letter.

     Please note, moreover, that the terms and conditions of the proposed Facility are not limited to those set forth herein or in Attachment A. Matters not covered or made clear herein or in Attachment A are subject to mutual written agreement of the parties.

COSTS AND EXPENSES

     In consideration of this commitment and recognizing that, in connection herewith, Silver Point is incurring costs and expenses and allocating internal resources (including, without limitation, fees and disbursements of counsel, filing and recording fees, costs and expenses of due diligence, transportation, duplication, messenger, appraisal, audit, and consultant costs and expenses), Company hereby agrees to pay or reimburse Silver Point for all such costs and expenses (collectively, "EXPENSES"), regardless of whether any of the transactions contemplated hereby are consummated. Company also agrees to pay all Expenses of Silver Point (including, without limitation, fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder.

CONFIDENTIALITY AND ARMS LENGTH

     By accepting this commitment letter, Company agrees that this commitment letter (including Attachment A) is for its confidential use only and that neither its existence nor the terms hereof will be disclosed by Company to any person; provided, however, that Company may disclose the existence of this commitment letter and/or the terms hereof, including the Interest and Fee Letter, to its and Salton's respective officers, directors, employees, accountants, attorneys and other advisors, in each case, on a "need-to-know" basis in connection with the transactions contemplated hereby and on the same confidential basis as provided herein. The foregoing notwithstanding, following the return to us of a counterpart of this commitment letter and the Interest and Fee Letter, in each case executed by Company and subject to compliance with the provisions hereof and thereof, (i) the Company may file a copy of this letter (but for clarity not the Interest and Fee Letter) in any public record in which it is required by law to be filed and may make such other public disclosures of the terms and conditions of this letter (but for clarity not the Interest and Fee Letter) as Company is required by law, in the opinion of its counsel, to make and (ii) the Company and/or Salton may disclose a summary of Attachment A hereto as well as the interest rates described in the Interest and Fee Letter but no other term set forth herein or therein as the Company and/or Salton is required by law, in the opinion of its

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APN Holding Company
March 23, 2007
Page 3


counsel, to make, in each case, subject to prior review and approval by Silver Point of such disclosure (such approval not to be unreasonably withheld).

     After the closing date, you agree that we may, at our expense, and in consultation with you, publicly announce as we may choose the capacities in which we or our respective affiliates have acted in connection with the Facility.

     In connection with all aspects of each transaction contemplated by this commitment letter, you acknowledge and agree that: (a) the Facility and any related arranging or other services described in this commitment letter is an arm's-length commercial transaction between you, Salton and your respective affiliates, on the one hand, and Silver Point, on the other hand, and you and Salton are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this commitment letter; (b) in connection with the process leading to such transaction, Silver Point is and has been acting solely as a principal and is not the financial advisor or fiduciary for you, Sponsor, Salton, Applica or any respective affiliates, stockholders, creditors or employees or any other party; (c) Silver Point has not assumed nor will it assume an advisory or fiduciary responsibility in your, Sponsor's, Salton's, Applica's or any respective affiliates' favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether Silver Point has advised or is currently advising you, Sponsor, Salton, Applica or any respective affiliates on other matters) and Silver Point has no obligation to you, Sponsor, Salton, Applica or any respective affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this letter and the definitive credit documentation; (d) Silver Point and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours, Sponsor's, Salton's, Applica's or any respective affiliates' interests and Silver Point has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) Silver Point has not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you, Sponsor, Salton, Applica and any respective affiliate have consulted with such entity's own legal, accounting, regulatory and tax advisors to the extent deemed appropriate by such entity. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against Silver Point with respect to any breach or alleged breach of fiduciary duty.

INFORMATION

     In issuing this commitment letter, Silver Point is relying on the accuracy of the information furnished by or on behalf of you, Sponsor, Salton, Applica, or any respective affiliate or representative of such entity, without independent verification thereof. You hereby represent and warrant that (a) all information, other than Projections (as defined below) and information of a general economic or industry specific nature, that has been or is hereafter made available to Silver Point (including information provided both prior to and after the acquisition of Applica by the Company) by you, Sponsor, Salton, Applica or any respective affiliate or representative (or on your or such entity's behalf) in connection with any aspect of the Transaction taken as a whole, (the "INFORMATION") is and will be complete and correct as of the

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APN Holding Company
March 23, 2007
Page 4


time such information or statement was made in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made as of the time such information or statement was made, and (b) all financial projections, budgets and estimates concerning the Combined Entity, Applica or Salton (or any subsidiaries, and including information provided both prior to and after the acquisition of Applica by the Company) that have been or are hereafter made available to Silver Point by you, Sponsor, Salton, Applica or any respective affiliate or representative (or on your or such entity's behalf) (the "PROJECTIONS") have been or will be prepared in good faith based upon reasonable assumptions at the time made. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the Closing Date and, if requested by us, for a reasonable period thereafter as is necessary to complete the syndication of the Facility (if any) so that the representation, warranty and covenant in the immediately preceding sentence remains correct on the Closing Date and on such later date on which the syndication of the Facility (if any) is completed. You agree that you will promptly notify us of any material change in circumstances that could be expected to call into question the Information or the continued reasonableness of any assumptions underlying the Projections. In issuing this commitment letter, you recognize and confirm that Silver Point (i) is and will be using and relying on the Information and the Projections (collectively, the "COMBINED INFORMATION") without independent verification thereof, (ii) does not assume responsibility for the accuracy or completeness of the Information or the Projections and such other information and (iii) will not be making any appraisal of any assets or liabilities of the Combined Entity.

SYNDICATION

     Silver Point commits to underwrite the Facility in its entirety. Silver Point may, in consultation with Company, syndicate the U.S. Facility and/or the UK Facility (or any portion of either) to additional lenders with a corresponding reduction in Silver Point's share of the Facility. Silver Point will, in consultation with Company, manage all aspects of any syndication, including the timing of all offers to potential lenders and the acceptance of commitments, the amount offered, any titles that are offered and the compensation or fees provided.

     You agree to, and agree to cause Sponsor and Salton and its subsidiaries to, take such commercially reasonable actions as Silver Point may reasonably request from time to time to actively assist Silver Point in forming a syndicate (if any) for the U.S. Facility and/or the UK Facility (or any portion of either) including, without limitation, (a) you and your advisors promptly providing, and causing the Sponsor, the Sponsor's advisors and Salton and Salton's advisors, to promptly provide, Silver Point with all information reasonably deemed necessary by Silver Point to successfully complete such syndication(s); (b) you (and your respective subsidiaries) and Sponsor and Salton and its subsidiaries assisting in the preparation of information memorandum(s), lender presentation(s) and other marketing materials to be used in connection with such syndication(s) (if any); (c) you, Sponsor and Salton using commercially reasonable efforts to ensure that the syndication efforts of Silver Point benefit materially from

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APN Holding Company
March 23, 2007
Page 5


your, Sponsor's and Salton's existing banking relationships; and (d) you, Sponsor and Salton otherwise assisting Silver Point in its syndication efforts, including by making your management available from time to time to participate in rating agency meetings, lender meetings and other communications with potential lenders at such times and places as Silver Point may reasonably request.

EXCLUSIVITY

     From and after your acceptance hereof, Company hereby agrees to work exclusively with Silver Point to accomplish the Facility and agrees that, unless each of the conditions precedent contained in this commitment letter, in Attachment A hereto and in the Interest and Fee Letter have been satisfied (other than conditions precedent not in the Company's control after the Company has used commercially reasonable efforts to have such conditions satisfied, provided in such a circumstance that if the Company or one of its affiliates subsequently enters into a letter of intent, commitment letter, loan agreement or other agreement for debt financing with another lender or funding source in connection with an alternative financing to the Facility, the Company shall immediately pay in cash to Silver Point a fee equal to 1.50% times the Facility Amount) and Silver Point nevertheless fails to fund the Facility as contemplated herein and in Attachment A, it will not, directly or indirectly, accept a proposal or commitment from another lender or funding source in connection with an alternative financing to the Facility, or otherwise permit or encourage another person to conduct due diligence in connection with an alternative financing to the Facility. It is understood and agreed that such activities with regards to a five-year $250 million credit facility, secured solely by a first lien security interest in accounts receivables, inventory and the proceeds thereof located in the United States, Canada and Puerto Rico (the "ABL COLLATERAL") and to be provided by a syndicate of lenders with Bank of America, N.A. or another institution reasonably satisfactory to Silver Point as agent (the "NORTH AMERICAN ABL FACILITY"), is not a breach of the foregoing obligations.

INDEMNIFICATION

     Company agrees to indemnify and hold harmless Silver Point, and each of its affiliates and each of its respective officers, directors, employees, agents, advisors, attorneys and representatives (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to this commitment letter, the Interest and Fee Letter or the transactions contemplated hereby, or any use made or proposed to be made with the proceeds of the Facility, irrespective of whether the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability, or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to Company, Sponsor, Salton or any affiliates for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final non-

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APN Holding Company
March 23, 2007
Page 6


appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages.

GOVERNING LAW.

     This commitment letter shall be governed by, and construed in accordance with, the law of the State of New York. Each of the parties hereto consents to the jurisdiction and venue of the federal and/or state courts located within the City of New York. This commitment letter, together with the Interest and Fee Letter, sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto. This commitment letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same letter. Delivery of an executed counterpart of a signature page to this letter by fax or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this letter. This commitment letter is not assignable by you without our prior written consent and is intended solely for the benefit of the parties hereto and the Indemnified Parties. Nothing herein, express or implied, is intended to or shall confer upon any other third party any legal or equitable right, benefit, standing or remedy of any nature whatsoever under or by reason of this commitment letter.

WAIVER OF JURY TRIAL

     Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this letter or the transactions contemplated by this letter or the actions of Silver Point or any of its affiliates in the negotiation, performance, or enforcement of this letter or the Interest and Fee Letter.

     Please indicate your acceptance of the provisions hereof by signing the enclosed copy of this letter and returning it, together with a signed copy of the Interest and Fee Letter and the fees payable pursuant to the Interest and Fee Letter, to us at or before 6:00 p.m. (Eastern Time) on or before March 23, 2007. If you elect to deliver this letter by fax or other electronic transmission, please arrange for the executed original to follow by next-day courier.

     All respective commitments and undertakings of Silver Point under this commitment letter will expire at 6:00 p.m. (New York City time) on March 23, 2007, unless you execute this commitment letter and the Interest and Fee Letter and pay the fees payable as provided herein and therein and the Sponsor executes the Sponsor Letter. Thereafter, all accepted commitments and undertakings of Silver Point hereunder will expire on the earliest of (a) July 31, 2007, unless the closing date of the Facility occurs on or prior thereto, (b) the closing of the Merger or (c) the abandonment or termination of any of the definitive documentation for the Merger. In addition, all accepted commitments and undertakings of Silver Point hereunder may be terminated by us if you fail to perform your obligations under this commitment letter or the Interest and Fee Letter on a timely basis.

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APN Holding Company
March 23, 2007
Page 7


     The provisions of this commitment letter regarding Costs and Expenses, Confidentiality and Arms Length, Indemnification, Governing Law, Exclusivity, and Waiver of Jury Trial and the Interest and Fee Letter shall remain in full force and effect regardless of whether any definitive documentation for the Facility shall be executed and delivered and notwithstanding the termination of this commitment letter or any commitment or undertaking of Silver Point hereunder. Except as provided in the previous sentence, your obligations under this commitment letter (other than in respect of Information and Syndication as provided herein) shall automatically terminate and be superseded by the provisions of the credit documentation upon the initial funding thereunder and the payment of all amounts owing at such time hereunder, and you shall automatically be released from all liability in connection therewith at such time.

                  [Remainder of page intentionally left blank]

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                                        Very truly yours,

                                        SILVER POINT FINANCE, LLC


                                        By: /s/ Richard Petrilli
                                            ------------------------------------
                                        Name: Richard Petrilli
                                        Title: Authorized Signatory


ACCEPTED AND AGREED TO
as of March 23, 2007

APN HOLDING COMPANY


By: /s/ Philip Falcone
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                        ATTACHMENT A TO COMMITMENT LETTER

     SUMMARY OF TERMS AND CONDITIONS OF THE SENIOR SECURED CREDIT FACILITIES

     Set forth below is a summary of the principal terms and conditions of the U.S. Facility and the UK Facility and the documentation related thereto. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Commitment Letter to which this summary of terms and conditions is attached and of which it forms a part.

I.    PARTIES

      Structure of Transaction   APN Holding Company ("COMPANY"), a company
                                 formed by Harbinger Capital Partners Master
                                 Fund I, Ltd. and Harbinger Capital Partners
                                 Special Situations Fund, L.P. (collectively,
                                 "SPONSOR") and the sole owner of Applica
                                 Incorporated ("APPLICA"), will merge (the
                                 "MERGER") with a special purpose subsidiary
                                 ("SALTON SUB") of Salton, Inc. ("SALTON").
                                 Salton and the Company, together with all of
                                 their respective subsidiaries, the "COMBINED
                                 ENTITY".

      Borrowers                  With respect to the U.S. Facility (as defined
                                 below), certain US entities that are the
                                 Combined Entities and/or affiliates of the
                                 Combined Entities to be mutually agreed upon by
                                 the Company and the Agent, which will include a
                                 newly-formed, wholly-owned subsidiary of Salton
                                 ("NEWCO") which will own all assets of Salton
                                 (other than assets that Agent consents to as
                                 immaterial, such consent not to be unreasonably
                                 withheld) (collectively, the "U.S. BORROWERS").

                                 With respect to the UK Facility (as defined below), Salton Europe Ltd. or a special purpose finance company to be mutually agreed upon by the Company and the Agent (the "UK BORROWER";
                                 and together with the U.S. Borrowers, the "BORROWERS").

      Guarantors                 With respect to the U.S. Facility, Salton and
                                 all of Salton's direct and indirect domestic
                                 subsidiaries that are not U.S. Borrowers (the
                                 "U.S. FACILITY GUARANTORS").

                                 With respect to the UK Facility, Salton and all of Salton's direct and indirect subsidiaries that are not UK Borrowers, except for such direct or indirect subsidiaries which (i) the Agent determines in its sole discretion are not material or (ii) the guarantee by such subsidiary would contravene the laws of such guarantor's jurisdiction of organization (the
                                 "UK FACILITY GUARANTORS"; and together with the U.S. Facility Guarantors, the "GUARANTORS"; the
                                 U.S. Borrowers and the U.S. Facility
                                 Guarantors, collectively, the "U.S. CREDIT
                                 PARTIES"; the UK Borrower and the UK Facility
                                 Guarantors, collectively, the "UK CREDIT
                                 PARTIES"; the Borrowers and the Guarantors, collectively, the "CREDIT PARTIES").

      Agent Silver Point Finance, LLC or any other Lender designated by Silver Point (in such capacity, the "AGENT").

      Lenders Silver Point, one or more of its affiliates, and other lenders designated by Agent
                                 (collectively, the "LENDERS") provided that the UK Facility may be arranged by Silver Point through a bank or other financial institution in the UK.

      Closing Date               The date on which all Initial Conditions set
                                 forth herein have been satisfied and the
                                 initial funding under the Facilities has
                                 occurred, which date shall be on or before July
                                 31, 2007 or such later date as mutually agreed
                                 upon in writing among the Company and the Agent
                                 (the "CLOSING DATE").

II.   U.S. FACILITY              A term loan facility (the "U.S. FACILITY"), the
                                 amount of which shall be designated in the
                                 final documentation upon mutual agreement by
                                 the Company and the Agent (the "U.S. FACILITY
                                 AMOUNT") (the loans thereunder the "U.S.
                                 LOAN"). The U.S. Facility Amount and the UK
                                 Facility Amount (as hereinafter defined) shall
                                 equal $175 million in aggregate. The U.S. Loan
                                 shall be repayable in principal installments as
                                 follows: (1) on February 28, 2008, $15.0
                                 million and (2) on June 30, 2008, $10.0
                                 million. On the five year anniversary of the
                                 Closing Date (the "U.S. FACILITY MATURITY
                                 DATE"), the unpaid balance of the U.S. Facility
                                 and any accrued interest shall be due and
                                 payable in full.

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
      Availability               The U.S. Loan shall be made in a single drawing
                                 on the Closing Date. On the Closing Date, the
                                 outstanding U.S. Loan and the outstanding UK
                                 Loans (as hereinafter defined) shall equal $175
                                 million in aggregate.

III.  UK FACILITY                A revolving credit and term loan facility (the
                                 "UK FACILITY") comprised of the UK Debtors
                                 Facility, the UK Revolving Credit Facility and
                                 the UK Property Term Loan. The UK Facility
                                 shall be in an aggregate principal amount which
                                 shall be designated in the final documentation
                                 upon mutual agreement by the Company and the
                                 Agent (the "UK FACILITY AMOUNT") (the loans
                                 thereunder, the "UK LOANS" and together with
                                 the U.S. Loan, the "LOANS"). The U.S. Facility
                                 Amount and the UK Facility Amount shall equal
                                 $175 million in aggregate, with the UK Facility
                                 Amount denominated in pounds.

      UK Debtors Facility        Lenders will purchase or lend against (at the
                                 Agent's sole discretion) trade debt from the UK
                                 Borrower under a facility (the "UK DEBTORS
                                 FACILITY") in an aggregate amount denominated
                                 in pounds which shall be designated in the
                                 final documentation upon mutual agreement by
                                 the Company and the Agent. Upon the date (the
                                 "UK DEBTORS FACILITY TRIGGER DATE") that is the
                                 earlier of (i) the first date on which the
                                 amounts outstanding under the UK Debtors
                                 Facility are less than or equal to the UK
                                 Debtors Facility Maximum (as hereinafter
                                 defined) and (ii) October 31, 2007, and
                                 thereafter, the amounts permitted to be
                                 outstanding and available by way of purchase
                                 price shall not exceed 85% of eligible trade
                                 debtors of the UK Borrower in England or other
                                 jurisdictions acceptable to Agent, or where
                                 credit is insured to the satisfaction of Agent
                                 (the "UK DEBTORS FACILITY MAXIMUM") at any
                                 time. Upon the Closing Date, the amount
                                 available and drawn shall be an amount
                                 designated in the final documentation upon
                                 mutual agreement by the Company and the Agent
                                 (for indicative purposes only, such amount is
                                 currently estimated to be $25 million). After
                                 the Closing Date, the Lenders shall not be
                                 obligated to make advances under the UK Debtors
                                 Facility until after the UK Debtors Facility
                                 Trigger Date.

      UK Revolving Credit        A revolving credit facility (the "UK REVOLVING
      Facility                   CREDIT FACILITY") will be available, in an
                                 aggregate amount denominated in pounds which
                                 shall be designated in the final documentation
                                 upon mutual agreement by the Company and the
                                 Agent (the "UK REVOLVING CREDIT FACILITY
                                 LIMIT"). Upon the date (the "UK REVOLVING
                                 CREDIT FACILITY TRIGGER DATE") that is the
                                 earlier of (i) the first date on which the
                                 amounts outstanding under the UK Revolving
                                 Credit Facility are less than or equal to the
                                 UK Revolving Credit Facility Maximum (as
                                 hereinafter defined) and (ii) October 31, 2007,
                                 and thereafter, the amounts permitted to be
                                 outstanding and available shall not exceed the
                                 lesser of (i) 75% of the value of eligible
                                 finished stock in England owned by the UK
                                 Borrower, valued at the lower of cost or market
                                 value (the "UK REVOLVING CREDIT FACILITY
                                 MAXIMUM") or (ii) 85% of the net orderly
                                 liquidation value of such stock. Upon the
                                 Closing Date, the amount available and drawn
                                 shall be an amount designated in the final
                                 documentation upon mutual agreement by the
                                 Company and the Agent (for indicative purposes
                                 only, such amount is currently estimated to be
                                 $25 million). After the Closing Date, the
                                 Lenders shall not be obligated to make advances
                                 under the UK Revolving Credit Facility until
                                 after the UK Revolving Credit Facility Trigger
                                 Date.

      UK Property Term Loan      A term loan facility (the "UK PROPERTY TERM
                                 LOAN") in an amount equal to the lesser of (a)
                                 $10 million (equivalent but denominated in
                                 pounds) and (b) 75% of the fair market value of
                                 the property owned by the UK Borrower, located
                                 in England and acceptable to the Lenders. The
                                 UK Property Term Loan shall be available on the
                                 Closing Date.

                                 The UK Property Term Loan will be repaid in consecutive equal monthly installments of principal commencing on the first day of the first month immediately succeeding the Closing
                                 Date and on the first day of each month
                                 thereafter. The amount of each monthly
                                 installment will be calculated based on a 60-month amortization, with the final installment to be in the amount of the then outstanding principal balance of the UK
                                 Property Term Loan on the UK Credit Termination
                                 Date.

      UK Maturity Date           The UK Debtors Facility, the UK Revolving
                                 Credit Facility and the UK Property Term Loan,
                                 shall be repaid in full in cash on the fifth
                                 anniversary of the Closing Date (the "UK CREDIT
                                 TERMINATION DATE").

IV.   CERTAIN PAYMENT PROVISIONS

      Fees and Interest Rates    As set forth in the Interest and Fee Letter.

      Optional Prepayments and   The respective Borrowers may, upon prior
      Commitment Reductions      written notice, (i) prepay the U.S. Facility or
                                 the UK Property Term Loan or (ii) reduce the
                                 commitments under the UK Debtors Facility or
                                 the UK Revolving Credit Facility, in whole at
                                 any time or in part from time to time.

      Mandatory Prepayments      With respect to the U.S. Facility, customary
                                 mandatory prepayments (subject to the terms of
                                 the North American ABL Facility in respect of
                                 asset sales of accounts receivable and
                                 inventory (other than in the ordinary course of
                                 business) in North America with an equivalent
                                 reduction in the amount of the commitments
                                 under the North American ABL Facility) will be
                                 included in the Credit Documentation
                                 (including, without limitation, in an amount
                                 equal to (a) 100% of the net cash proceeds from
                                 the incurrence of debt other than permitted
                                 debt, (b) 50% of the net cash proceeds from the
                                 issuance of equity (other than equity issued to
                                 Sponsor the proceeds of which are used to fund
                                 permitted acquisitions), (c) 100% of the net
                                 cash proceeds from the sale of assets (other
                                 than inventory in the ordinary course of
                                 business), casualty events, receipt of tax
                                 refunds, and other extraordinary receipts and
                                 (d) 75% of excess cash flow (as defined in the
                                 Credit Documentation) commencing with fiscal
                                 year ending June 30, 2008), subject to
                                 customary exceptions and reinvestment
                                 provisions to be negotiated. Application of
                                 such mandatory prepayments shall be as set
                                 forth in the Credit Documentation.

                                 With respect to the UK Facility, customary mandatory prepayments will be included in the Credit Documentation (including, without limitation, in an amount equal to 100% of the net cash proceeds from the sale of assets, casualty events, receipt of tax refunds, and other extraordinary receipts), subject to customary exceptions to be negotiated.
                                 Application of such mandatory prepayments to be as set forth in the definitive Credit
                                 Documentation.

V.    COLLATERAL                 The obligations of each U.S. Credit Party in
                                 respect of the U.S. Facility shall be secured
                                 by (i) a perfected second priority security
                                 interest in the ABL Collateral (which is
                                 otherwise subject only to the first priority
                                 security interest in favor of the North
                                 American ABL Facility, which shall be the only
                                 collateral for the North American ABL
                                 Facility); and (ii) a perfected first priority
                                 security interest in substantially all of its
                                 other tangible and intangible assets, wherever
                                 located (including, without limitation,
                                 intellectual property, real property,
                                 intercompany loans, licenses, permits and
                                 capital stock / shareholdings (as appropriate)
                                 and other equity interests in subsidiaries and
                                 affiliates), except for (x) those assets as to
                                 which the Agent shall determine in its sole
                                 discretion that the costs of obtaining such a
                                 security interest are excessive in relation to
                                 the value of the security to be afforded
                                 thereby, and (y) in the case of foreign
                                 jurisdictions, subject to limitations of local
                                 law.

                                 The obligations of each Credit Party in respect of the UK Facility shall be secured by (i) a perfected second priority security interest (or the UK equivalent) in the ABL Collateral (which is otherwise subject only to the first priority security interest in favor of the North
                                 American ABL Facility, which shall be the only collateral for the North American ABL
                                 Facility); and (ii) a perfected first priority security interest (or the UK equivalent) in substantially all of its other tangible and intangible assets, wherever located (including, without limitation, intellectual property, real property, intercompany loans, licenses, permits, capital stock / shareholdings (as appropriate) and other equity interests in subsidiaries and affiliates and a minimum five-year license to the George Foreman products and rights for Europe, such license in form and substance reasonably satisfactory to the Agent), except for (x) those assets as to which the Agent shall determine in its sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby, and (y) in the case of foreign jurisdictions, subject to limitations of local law.

VI.   USE OF PROCEEDS            The proceeds of the U.S. Facility shall be used
                                 on the Closing Date to refinance a portion of
                                 the Combined Entity's existing indebtedness
                                 (other than indebtedness in the aggregate
                                 amount of at least $100 million (comprised of
                                 principal, accrued interest and any premiums
                                 thereon) held by the Sponsor and its affiliates
                                 as of the date hereof, which shall be converted
                                 into or exchanged for at least $100 million of
                                 preferred stock of Salton) in the United States
                                 and repurchase preferred stock and to pay fees
                                 and expenses incurred in connection with the
                                 closing of the Transaction.

                                 The proceeds of the UK Loans shall be used (i) on the Closing Date to refinance all of the UK
                                 Borrower's and its subsidiaries existing indebtedness, (ii) on the Closing Date and if necessary to refinance a portion of the Combined Entities existing indebtedness in the United States and (iii) to finance the UK
                                 Borrower's working capital needs in England.

VII.  CERTAIN CONDITIONS

      Initial Conditions         The availability of the Facility is subject to
                                 the satisfaction or written waiver of the
                                 following conditions:

                                 (a) completion of the Agent's legal,
                                 environmental and collateral (including, but not limited to, field audits, inventory appraisals and real property appraisals) due diligence and receipt of reports related thereto, the results of which are reasonably satisfactory in form and substance to the Agent;

                                 (b) all of the Combined Information shall be complete and correct in all material respects;
                                 and no changes, occurrences or developments shall have occurred, and no new or additional information shall have been received or discovered by the Agent regarding the Company, Applica, Salton and their respective subsidiaries or the Transaction after the date of the Commitment Letter to which this Attachment A is attached that, either individually or in the aggregate, could reasonably be expected to have a Material
                                 Adverse Effect (as defined below);

                                 (c) availability under the North American ABL
                                 Facility at closing, on a pro forma basis after giving effect to the initial use of proceeds under the North American ABL Facility and the consummation of the Transaction, of not less than $20 million;

                                 (d) there shall not have occurred any event, change, development or circumstance since
                                 December 31, 2005 in respect of Company and its subsidiaries or since June 30, 2006 in respect of Salton and its subsidiaries, in each case, which has had, or could reasonably be expected to have, a material adverse effect on or change in (x) the financial condition, business, results of operation, management, general affairs, assets or liabilities of Company and its subsidiaries or Salton and its subsidiaries, in each case, taken as a whole or
                                 (y) the Facility or the Transaction (a
                                 "MATERIAL ADVERSE EFFECT"); provided, however, that in no event shall any of the following be deemed to constitute a Material Adverse Effect under clause (x) above: any event, circumstance, change or effect resulting from or relating to (i) a change in general political, economic or financial market conditions, (ii) changes affecting the industries generally in which Salton and its subsidiaries conduct business, (iii) seasonal fluctuations in the business of Salton and its subsidiaries to the extent materially consistent with historical results, (iv) any acts of terrorism or war, (v) compliance with the terms of, or the taking of any action required by, the Transaction Documents (as defined below), (vi) the failure to comply with the financial covenants in the senior secured and second lien credit agreements of Salton and its subsidiaries; provided, that the underlying causes of such non-compliance shall not be excluded from the determination of a Material
                                 Adverse Effect; provided further, that such indebtedness is repaid in full and terminated on the Closing Date, except in the case of each of clauses (i), (ii) (iii) and (iv) to the extent such event, circumstance, change or effect has had a disproportionate effect on Salton and its subsidiaries as compared to other persons in the industry in which Salton and its subsidiaries conduct their business;

                                 (e) Agent shall be reasonably satisfied that no borrowing limits of the UK Borrower or any of its subsidiaries shall be breached and the Transaction contemplated herein does not violate any financial assistance rules or regulations of England and Wales or any other applicable jurisdiction;

                                 (f) the applicable Credit Parties shall have executed and delivered definitive documentation with respect to the Facility (the "CREDIT
                                 DOCUMENTATION"), that is prepared by counsel to the Agent, as well as all documentation
                                 (including, but not limited to, evidence of insurance, legal opinions, trade debtors servicing agreements, solvency certificates and officers' certificates) required to be delivered pursuant to the Credit Documentation, in each case reasonably satisfactory in form and substance to the Agent; and there shall not exist, on a pro forma basis after giving effect to the Transaction and the initial funding under the Facility and the North American ABL
                                 Facility, a default or event of default under the Facility or any of the other Credit
                                 Documentation;

                                 (g) the applicable Credit Parties shall have executed and delivered definitive documentation with respect to the North American ABL Facility reasonably satisfactory in form and substance to the Agent, and there shall not exist, on a pro forma basis after giving effect to the Transaction and the initial funding under the Facility and the North American ABL Facility, a default or event of default thereunder or any document related thereto;

                                 (h) the corporate structure of the Combined
                                 Entity and their respective subsidiaries is as set forth in Appendix A attached hereto;
                                 provided, however, that prior to the Closing
                                 Date, Salton will transfer all of its assets owned as of the date hereof or thereafter
                                 (including ownership of all of Salton's
                                 subsidiaries, but excluding assets that Agent consents to as immaterial, such consent not to be unreasonably withheld) to Newco, and such transfer and resulting structure is in form and substance reasonably satisfactory to the Agent and its counsel;

                                 (i) Agent shall have received true and correct copies of all documents entered into in connection with the Merger, the acquisition of Applica and any related transactions (the
                                 "TRANSACTION DOCUMENTS") and shall be
                                 reasonably satisfied in form and substance with such documents; the Merger and all other transactions contemplated by the Transaction
                                 Documents shall have been consummated pursuant to the Transaction Documents; and all conditions precedent in the Transaction
                                 Documents shall have been satisfied or waived
                                 (with the prior written consent of the Agent, such consent not to be unreasonably withheld);
                                 it is understood and agreed that the Merger
                                 Agreement dated February 7, 2007 is
                                 satisfactory in form and substance to Agent;

                                 (j) Agent, for the benefit of the Lenders, shall have been granted perfected first priority security interests (or perfected second priority security interests, as applicable) in all assets of the Credit Parties to the extent described in "Collateral" and shall have received Uniform Commercial Code, tax lien, and litigation searches, UK Companies
                                 House and HM Land Registry searches, security documentation and title insurance and any other documentation reasonably requested by the Agent
                                 (or the equivalent under English law)
                                 evidencing the existence or status of the Agent's lien or security, all of which shall be reasonably satisfactory in form and substance to Agent;

                                 (k) Agent shall have received (i) (a) the audited financial statements of Applica and its subsidiaries, for the fiscal year ended
                                 December 31, 2005 (and, if the Closing Date occurs on or after March 30, 2007, December 31,
                                 2006), consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year(s), and (b) for the interim period(s) from January 1, 2006 to the Closing
                                 Date, internally prepared, unaudited financial statements of Applica and its subsidiaries, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for each quarterly period completed prior to forty-five
                                 (45) days before the Closing Date and for each monthly period completed prior to twenty (20) days prior to the Closing Date, in the case of clauses (a) and (b), certified by the chief financial officer of Applica that they fairly present, in all material respects, the financial condition of Applica and its subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year end adjustments and (ii) (a) the audited financial statements of Salton and its subsidiaries, for the fiscal year ended June
                                 30, 2006, (and, if the Closing Date occurs on or after September 30, 2007, June 30, 2007), consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year(s), and (b) for the interim period(s) from June 30, 2006 to the Closing
                                 Date, internally prepared, unaudited financial statements of Salton and its subsidiaries, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for each quarterly period completed prior to forty-five
                                 (45) days before the Closing Date and for each monthly period completed prior to twenty (20) days prior to the Closing Date, in the case of clauses (a) and (b), certified by the chief financial officer of Salton that they fairly present, in all material respects, the financial condition of Salton and its subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year end adjustments;

                                 (l) Agent shall have received the consolidated projections of the Combined Entity and its subsidiaries (together with breakdowns of
                                 Salton and its pre-Merger subsidiaries and Company and its pre-Merger subsidiaries on an individual basis and the U.S. Credit Parties and the UK Credit Parties located in the UK, each on an individual basis) for the period from the Closing Date through and including fiscal year 2013, including monthly projections for each month from the Closing Date through June 2008;

                                 (m) Agent shall have received all
                                 collateral-related information reasonably requested by Agent;

                                 (n) Sponsor shall have purchased at least $100 million of new preferred stock of Salton by rolling over indebtedness (comprised of principal, accrued interest and any premiums thereon) of Salton held by Sponsor in the aggregate amount of at least $100 million as of the date hereof (the "SPONSOR SALTON DEBT") and shall have contributed common equity (the terms of each of which shall be satisfactory in form and substance to Agent) to the Combined Entity, and the proceeds therefrom, together with borrowings made on the Closing Date pursuant to the Facility and the North American ABL
                                 Facility, shall be sufficient to consummate the Transaction, pay all related fees and expenses and fund all cash needs under clause (p) below;

                                 (o) Agent shall have received (i) copies of each organizational and constitutional document of each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such person executing the Credit Documentation to which it is a party; (iii) resolutions of the board of directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of the Credit Documentation and the Transaction
                                 Documents to which it is a party or by which it or its assets may be bound as of the Closing
                                 Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate or in relation to a UK Credit Party a certificate of incorporation from the applicable governmental authority of each
                                 Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date;

                                 (p) Concurrently with the initial funding of the Facility, all pre-existing indebtedness
                                 (other than the Sponsor Salton Debt) and preferred stock of the Combined Entity and its subsidiaries shall have been repaid or repurchased in full (or, with respect to certain preferred stock and unsecured senior subordinated notes acceptable to the Agent, arrangements therefor shall have been made to do so), all commitments thereto shall have been terminated, and all liens or security interests related thereto shall have been terminated or released, in all cases on terms and in form and substance reasonably satisfactory to the Agent;

                                 (q) All costs, fees and expenses (including, without limitation, legal fees and expenses, title premiums and recording taxes and fees) and other compensation contemplated by the Commitment Letter and the Interest and Fee
                                 Letter shall have been paid to the extent due, Company shall have complied in all material respects with all of its other obligations under the Commitment Letter and the Interest and Fee Letter and Sponsor shall have complied in all material respects with all of its obligations under the Sponsor Letter;

                                 (r) All material governmental, shareholder and third-party approvals and consents necessary in connection with the transactions contemplated by the Commitment Letter and the financing thereof and otherwise referred to herein shall have been received and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any applicable authority;

                                 (s) There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that, in the reasonable opinion of the Agent, materially and adversely affects any of the transactions contemplated by the Commitment Letter and the financing thereof, or that has or could reasonably be expected to have a material adverse effect on the Combined Entity and its subsidiaries taken as a whole or any of the transactions contemplated by the Commitment
                                 Letter and the financing thereof;

                                 (t) All intercompany indebtedness shall be subordinated pursuant to terms and subject to documentation in form, scope and substance reasonably satisfactory to the Agent;

                                 (u) Agent shall have received and be reasonably satisfied with the valuation of capital stock and other equity interests of the UK Borrower and the UK Guarantors;

                                 (v) Agent and the agent under the North
                                 American ABL Facility shall have entered into an intercreditor agreement in form, scope and substance reasonably satisfactory to Agent and drafted by counsel to the Agent;

                                 (w) The Combined Entities shall not have greater than $325.0 million of total indebtedness on a pro forma basis for the Transaction (or such lesser amount as would satisfy the cash uses of funds related to the consummation of the Merger and related refinancings and financings);

                                 (x) Salton shall have appointed a Chief
                                 Integration Officer and, no later than the three-month anniversary of the Closing Date, Salton shall have appointed a Chief Executive
                                 Officer, in each case, reasonably satisfactory to the Agent; and

                                 (y) The Combined Entities shall not have sold any assets after the date hereof other than Mexican real estate assets currently owned by Salton.

      On-Going Conditions        The making of each extension of credit shall be
                                 subject to the satisfaction or written waiver
                                 of the following conditions: (i) the accuracy
                                 of all representations and warranties in the
                                 Credit Documentation (including, without
                                 limitation, material adverse change (which will
                                 be defined in the Credit Documentation) and
                                 litigation representations) in all material
                                 respects (to the extent not otherwise qualified
                                 by materiality) other than those which
                                 specifically relate to an earlier date and (ii)
                                 there being no default or event of default in
                                 existence at the time of, or after giving
                                 effect to the making of, such extension of
                                 credit.

VIII. CERTAIN DOCUMENTATION      The Credit Documentation shall contain
      MATTERS                    representations, warranties, affirmative and
                                 negative covenants, and events of default
                                 relating to the Credit Parties and their
                                 subsidiaries consistent with this summary of
                                 terms and conditions and other terms reasonably
                                 deemed appropriate by the Agent (subject to
                                 exceptions and carve-outs to be agreed upon),
                                 including, without limitation:

      Key Officer Provision      Commencing on and after the three month
                                 anniversary of the Closing Date, Salton shall
                                 continue to employ a Chief Executive Officer
                                 and, commencing on and after the Closing Date,
                                 Salton shall continue to employ a Chief
                                 Integration Officer, in each case, reasonably
                                 satisfactory to Agent.

      Salton as Holdco           Usual and customary affirmative and negative
                                 covenants regarding Salton being and remaining
                                 a holding company, the sole asset of which is
                                 the ownership of all of the equity interests of
                                 Newco.

      Financial Covenants        With respect to the U.S. Facility, financial
                                 covenants that consist of (i) minimum EBITDA,
                                 (ii) a minimum fixed charge coverage ratio and
                                 (iii) a maximum leverage ratio.

                                 With respect to the UK Facility, financial covenants that consist of (i) minimum EBITDA,
                                 (ii) a minimum fixed charge coverage ratio and
                                 (iii) a maximum leverage ratio.

      Assignments and            Each Lender shall be permitted to assign or
      Participations             transfer its rights and obligations under the
                                 Facility, or any part thereof, to any person or
                                 entity without the consent of the Credit
                                 Parties. Each Lender shall be permitted to
                                 grant participations in such rights and
                                 obligations, or any part thereof, to any person
                                 or entity without the consent of the Credit
                                 Parties, subject to customary limitations on
                                 voting rights. Pledges of Loans in accordance
                                 with applicable law shall be permitted without
                                 restriction. Promissory notes shall be issued
                                 under the Facility only upon request.

      Expenses and               The Combined Entity shall pay (i) all
      Indemnification            reasonable expenses of the Agent associated
                                 with the syndication of the Facility and the
                                 preparation, negotiation, execution and
                                 delivery of the Credit Documentation and any
                                 amendment or waiver with respect thereto
                                 (including, the reasonable fees, disbursements
                                 and other charges of counsel), (ii) all
                                 reasonable out-of-pocket expenses of having the
                                 Loans shadow rated by one or more rating
                                 agencies, and (iii) all expenses of the Agent
                                 and the Lenders (including the fees,
                                 disbursements and other charges of counsel) in
                                 connection with the enforcement of the Credit
                                 Documentation.

                                 The Agent and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof
                                 (except to the extent resulting from the bad faith, gross negligence or willful misconduct of the indemnified party).

                                 The Credit Documentation will contain customary increased cost, withholding tax, capital adequacy and yield protection provisions.

      Governing Law and Forum    State of New York.